Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Second Amendment”) is made and entered into as of the 8th day of December 2022, by and between Partners Bancorp, formerly named Delmar Bancorp (the “Company”), Virginia Partners Bank (the “Bank”), and Lloyd B. Harrison, III (“Executive”), and is effective as of this date.

WHEREAS, the Company, the Bank, and Executive have entered into that certain Employment Agreement dated December 13, 2018, as subsequently amended by that certain First Amendment to Employment Agreement dated November 4, 2021 (such agreement as amended, the “Original Agreement”); and

WHEREAS, the Original Agreement contemplates that on the Management Succession Date (as defined in the Original Agreement), Executive will have a change in position, whereby he will depart his position as the Chief Executive Officer (“CEO”) of the Company, but will continue to be employed as CEO of the Bank; and

WHEREAS, the parties agree that it is in the best interests of all parties for Executive, following the above-referenced change in position, to continue to serve as Senior Executive Vice President of the Company in addition to serving as Chief Executive Officer of the Bank; and

WHEREAS, the Company, the Bank, and Executive desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and the parties deeming that it is in their mutual best interests to do so, the Company, the Bank, and Executive, pursuant to Section 17 of the Original Agreement, which permits the parties to modify the Original Agreement in writing, hereby each consents and agrees to amend the Original Agreement as follows:

1.             Section 1.20 of the Original Agreement shall be amended by deleting the second sentence thereof and replacing it with the following:

“On the Management Succession Date, Executive shall depart the position of Chief Executive Officer of the Company but shall serve as Senior Executive Vice President of the Company and shall continue to serve as Chief Executive Officer of the Bank.”

2.             Section 4.1(b) of the Original Agreement shall be amended by adding the following as a new second sentence of Section 4.1(b):

“In addition, from and after the Management Succession Date, Executive shall have the duties and functions of Senior Executive Vice President of the Company as may be assigned by the Company Board or the Chief Executive Officer of the Company from time to time, including but not limited to the Company’s review of all strategic alternatives to enhance shareholder returns.”

3.            All provisions of the Original Agreement that have not been amended by this Second Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent there is any inconsistency between the provisions of the Original Agreement and the Second Amendment, the provisions of this Second Amendment shall control.

4.             Each of the parties hereto will, from time to time, and at all times hereafter, upon every reasonable request to do so by any other party, make, do, execute and deliver, or cause to be made done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the terms and purpose of this Second Amendment.

5.             This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement, document, or instrument. Any signature page of any such counterpart, or any electronic signature, PDF or facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of such agreement, document or instrument, and any electronic or facsimile transmission of any signature shall be deemed an original and shall bind such party.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed on its behalf, all as of the day and year first written above.

PARTNERS BANCORP (formerly named Delmar Bancorp)

/s/ Jeffrey F. Turner
Name:	Jeffrey F. Turner
Title:	Chairman of the Company Board of Directors

VIRGINIA PARTNERS BANK

/s/ George P. Snead
Name:	George P. Snead
Title:	Chairman of the Board of Directors

EXECUTIVE:

/s/ Lloyd B. Harrison, III
Lloyd B. Harrison, III

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